SCHEDULE 2

LIST OF APPROVED BORROWERS

REVISED 02-01-12

The parties acknowledge that some Approved Borrowers may not participate in the GSAL agency lending program.

ABN AMRO SECURITIES USA LLC

BARCLAYS CAPITAL INC

BNP PARIBAS PRIME BROKERAGE, INC.

BNP PARIBAS SECURITIES CORP

CIBC WORLD MARKETS CORP

CITIGROUP GLOBAL MARKETS INC

COMMERZ MARKETS LLC

CREDIT SUISSE SECURITIES (USA) LLC

DAIWA SECURITIES AMERICA INC

DEUTSCHE BANK SECURITIES INCORPORATED

GOLDMAN SACHS & CO*

HSBC SECURITIES (USA) INC.

ING FINANCIAL MARKETS LLC

JANNEY MONTGOMERY SCOTT LLC

MACQUARIE CAPITAL (USA) INC

MERRILL LYNCH, PIERCE, FENNER & SMITH INC.

MIZUHO SECURITIES USA INCORPORATED

MORGAN STANLEY/MS SECURITIES SERVICES INC.

NATIONAL FINANCIAL SERVICES LLC

NEWEDGE USA LLC

NOMURA SECURITIES INTERNATIONAL INCORPORATED

PERSHING LLC

RBC CAPITAL MARKETS CORPORATION

RBS SECURITIES INC.

SANFORD C. BERNSTEIN AND COMPANY LLC

SG AMERICAS SECURITIES LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

*	Denotes GSAL Affiliates

JPMorgan Trust I

JPMorgan Trust II

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Insurance Trust

JPMorgan Institutional Trust

Undiscovered Managers Funds

By:	\s\ Joy C. Dowd
Name:	Joy C. Dowd
Title:	Treasurer